                                                                 Exhibit 10.13


DRAFT (GWJ/JCD): 15/10/02



                                 DATED --, 2002





                      ST. PAUL REINSURANCE COMPANY LIMITED



                                       AND



                            PLATINUM RE (UK) LIMITED







                    ----------------------------------------

                           UK UNDERWRITING AGENCY AND
                        UNDERWRITING MANAGEMENT AGREEMENT
                    ----------------------------------------







                                SLAUGHTER AND MAY
                                 ONE BUNHILL ROW
                                     LONDON
                                    EC1Y 8YY

                                    (GWJ/JCD)




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                                    CONTENTS

                                                                          PAGE
                                                                          ----
1.       Interpretation                                                      2

2.       Condition                                                           4

3.       Appointment                                                         4

4.       Platinum Re UK's Underwriting Authority                             4

5.       Reports and Records                                                 5

6.       Agency Fee                                                          6

7.       Termination of Agency Arrangements                                  6

8.       Condition                                                           6

9.       Scope of Authority                                                  6

10.      Underwriting Agency                                                 6

11.      Reports and Records                                                 7

12.      Costs And Expenses                                                  7

13.      Term of the Underwriting Management Arrangements                    8

14.      Underwriting Services                                               8

15.      Audit Rights                                                        8

16.      Data Protection and Business Information                            9

17.      Undertakings                                                        9

18.      Arbitration                                                        10

19.      Miscellaneous                                                      10

20.      Notices                                                            12

21.      Governing Law                                                      12

22.      Counterparts                                                       12

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Schedule A                                                                  14

FINITE REINSURANCE CONTRACTS                                                14

Non-Deficit Balance Contracts                                               14

Schedule B                                                                  15

FINITE REINSURANCE CONTRACTS                                                15

Deficit Balance Contracts                                                   15

Schedule C                                                                  16

UNDERWRITING MANAGEMENT BUSINESS                                            16

THIS AGREEMENT is made on --, 2002

BETWEEN:

(1) ST. PAUL REINSURANCE COMPANY LIMITED (registered number 01460363) of The St. Paul House, 27 Camperdown Street, London E1 8DS ("ST. PAUL RE UK"); and

(2) PLATINUM RE (UK) LIMITED (registered number 4413755) of The St. Paul House, 27 Camperdown Street, London E1 8DS ("PLATINUM RE UK"),

(each a "PARTY" and together the "PARTIES").

WHEREAS:

A. The St. Paul Companies, Inc. ("THE ST. PAUL") and Platinum Underwriters Holdings, Ltd. ("PLATINUM HOLDINGS") entered into a Formation and Separation Agreement dated -- June, 2002 (as such agreement may be amended from time to time) (the "FORMATION AGREEMENT") setting forth certain terms governing The St. Paul's sponsorship of the organisation of Platinum Holdings and its subsidiaries, actions to be taken in respect of Platinum Holdings' initial public offering (the "PUBLIC OFFERING") of its common shares and the ongoing relationships between The St. Paul and its subsidiaries and Platinum Holdings and its subsidiaries after the effective date of the Public Offering (the "CLOSING DATE").

B. Pursuant to the Formation Agreement, The St. Paul and Platinum Holdings agreed to procure that St. Paul Re UK, St. Paul Management Limited and Platinum Re UK would enter into an agreement (the "Business Transfer Agreement") under which St. Paul Re UK would transfer certain assets associated with its reinsurance activities to Platinum Re UK with the intention that Platinum Re UK shall carry on that business or part thereof transferred in succession to St. Paul Re UK as a going concern.

C. Pursuant to the Formation Agreement, The St. Paul and Platinum Holdings agreed to procure (inter alia) that St. Paul Re UK and Platinum Re UK would enter into certain underwriting agency and underwriting management arrangements under which Platinum Re UK would act as underwriting agent of and/or perform certain underwriting functions on behalf of St. Paul Re UK.

D. As part of the foregoing, the Parties have agreed to certain interim arrangements which, following completion of the Public Offering, will apply until the first anniversary of the completion of the Public Offering. Pursuant to three quota share retrocession agreements of even date between St. Paul Re UK and Platinum Underwriters Reinsurance Inc., a company licensed to carry on insurance and reinsurance business in the United States of America, St. Paul Re UK has reinsured certain reinsurance business written or renewed by it on or after 1st January, 2002 and prior to such authorisation to Platinum Underwriters Reinsurance Inc., as more particularly set out in

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                                       2

         those quota share retrocession agreements. The Parties have also agreed that until the first anniversary of the completion of the Public Offering, Platinum Re UK shall act as the agent of St. Paul Re UK in relation to the writing and renewal of reinsurance business on behalf of St. Paul Re UK (on the terms and conditions set out below).

E. The Parties wish to provide, subject to and upon Platinum Re UK becoming authorised to write insurance business in the United Kingdom, for certain specific reinsurance business as specified in Schedule C which is currently written by St. Paul Re UK to continue to be so written by St. Paul Re UK under the management of Platinum Re UK and on the basis that the same is the subject of a 100% quota share reinsurance in favour of Platinum Re UK[ OR PLATINUM UNDERWRITERS REINSURANCE INC.].[WHY, IF PLATINUM UK IS AUTHORIZED WOULD WE REINSURE TO PLATINUM US?]

F. The Parties have agreed that the performance of their respective obligations hereunder shall be conducted in a manner that is consistent with the regulatory requirements to which the Parties are respectively subject from time to time.

WHEREBY IT IS AGREED as follows:

                                PART A - GENERAL

1.       INTERPRETATION

1.1      In this agreement (including the recitals and the Schedules):

         "ACTION" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal;

         "AUTHORISATION"                           means the authorisation of
                                                   Platinum Re UK under Part IV
                                                   of the Financial Services and
                                                   Markets Act 2000 to carry on
                                                   reinsurance business in the
                                                   United Kingdom;

         "CLOSING                                  DATE" has the meaning
                                                   attributed to it in Recital
                                                   A;

         "FORMATION                                AGREEMENT" has the meaning
                                                   attributed to it in Recital
                                                   A;

         "IPT"                                     means insurance premium tax
                                                   charged in accordance with
                                                   Part III of the Finance Act
                                                   1994 on gross written
                                                   premium;

         "PLATINUM                                 HOLDINGS" has the meaning
                                                   attributed to it in Recital
                                                   A;

         "POLICY"                                  means a contract of
                                                   reinsurance which is in one
                                                   of the
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                                       3
                                                   forms determined from time
                                                   to time by St. Paul Re UK;

         "PUBLIC                                   OFFERING" has the meaning
                                                   attributed to it in Recital
                                                   A;

         "REINSURANCE"                             includes retrocession;

         "REINSURED                                CONTRACTS" has the meaning
                                                   attributed to it in clause 9;

         "THE                                      ST. PAUL" has the meaning
                                                   attributed to it in Recital
                                                   A; and

         "UNDERWRITING GUIDES"                     means the underwriting guides
                                                   in the form provided in
                                                   writing by St. Paul Re UK to
                                                   Platinum Re UK on or before
                                                   the date hereof, with such
                                                   changes as are notified in
                                                   writing by St. Paul Re UK to
                                                   Platinum Re UK from time to
                                                   time.

1.2   In this agreement, unless otherwise specified:

       (A) references to clauses, sub-clauses, Parts and the Schedules are to clauses, sub-clauses and Parts of, and the Schedules to, this agreement;

       (B) headings to clauses, Parts and the Schedules are for convenience only and do not affect the interpretation of this agreement;

       (C) the Schedules form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement and any reference to this agreement shall include the Schedules;

       (D) references to an "AFFILIATE" of any person shall be construed so as to mean a person which, directly or indirectly, controls, is under common control with, or is controlled by, such person;

       (E) references to a "COMPANY" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

       (F) references to a "PERSON" shall be construed so as to include any individual, firm, company, trust, governmental, state or agency of a state or any joint venture, association, partnership or other entity, whether acting in an individual, fiduciary or other capacity (whether or not having separate legal personality);

       (G) the expressions "BODY CORPORATE" and "SUBSIDIARY" shall have the meanings given in the Companies Act 1985, the Companies Consolidation (Consequential Provisions) Act 1985, the Companies Act 1989 and Part V of the Criminal Justice Act 1993;

       (H) a reference to a statute or statutory provision shall include a reference:

                  (i) to that statute or provision as from time to time consolidated, modified, re-enacted or replaced by any statute or statutory provision; and

                  (ii) to any subordinate legislation made under the relevant statute;

       (I) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include terms which most nearly approximate in that jurisdiction to the English legal term;

       (J) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

       (K) references to the "REGULATOR" in relation to either Party means the Financial Services Authority or any successor thereto; and

       (L) references to the singular shall, where the context so admits, include a reference to the plural and vice versa.

                                 PART B - AGENCY

2.       CONDITION

         The provisions of this Part B of this agreement shall take effect upon completion of the Public Offering.

3.       APPOINTMENT

3.1 Paul Re UK hereby appoints Platinum Re UK as its disclosed agent to perform certain reinsurance underwriting, production management and associated functions on its behalf (and in accordance with its instructions from time to time, such instructions to be in writing wherever reasonably practicable) and Platinum Re UK hereby accepts such appointment, in each case on and subject to the conditions of this Part of this agreement.

3.2 Paul Re UK hereby confers on Platinum Re UK all powers and authorities necessary to enable Platinum Re UK properly to carry out its obligations under this Part of this agreement.

4.       PLATINUM RE UK'S UNDERWRITING AUTHORITY

4.1 Until the arrangements under this Part of this agreement are terminated or expire, Platinum Re UK shall have authority to accept on behalf of St. Paul Re UK any

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                                       5


         application for traditional reinsurance on the basis of information contained in a duly completed application for cover and which fulfils the relevant criteria within the Underwriting Guides. Such arrangement shall be only in the instances where, despite the use of reasonable best efforts, Platinum Re UK has either not obtained the Authorization or it has not yet been approved as a reinsured by the relevant cedant. It shall be a condition of Platinum Re UK's authority that any traditional reinsurance business so accepted on behalf of St. Paul Re UK is covered under the relevant one hundred per cent. (100%) Quota Share Retrocession Agreement between St. Paul Re UK and Platinum Underwriters Reinsurance Inc. dated as of the date hereof, or, following receipt of the Authorization, Platinum Re UK. Prior to the effective date of any such contract, Platinum Re UK shall provide to the individual designated from time to time by St. Paul Re UK in writing a description of the contract to be issued or renewed, and evidence indicating that the above-stated condition has been met.


4.2 Until the arrangements under this Part of this agreement are terminated or expire, Platinum Re UK shall have authority to accept on behalf of St. Paul Re UK any application for finite reinsurance on the basis of information contained in a duly completed application for cover and which fulfils the relevant criteria within the Underwriting Guides. It shall be a condition of Platinum Re UK's authority that any business so accepted on behalf of St. Paul Re UK is covered under the relevant one hundred per cent. (100%) Quota Share Retrocession Agreement between St. Paul Re UK and Platinum Underwriters Reinsurance Inc. dated as of the date hereof, or, following receipt of the Authorization, Platinum Re UK.

4.3 Platinum Re UK shall also have authority to offer renewals of cover and to make alterations and endorsements to the terms of cover provided that the renewal, alteration or endorsement is within the relevant criteria set out in the Underwriting Guides.

4.4 Save to the extent that Part C applies, Platinum Re UK shall have no underwriting authority on behalf of St. Paul Re UK save as expressly set out in this clause.

5.       REPORTS AND RECORDS

5.1 Platinum Re UK shall provide to St. Paul Re UK no later than thirty days after the end of each month, reports in such form as St. Paul Re UK may reasonably require, in hard copy and electronic form.

5.2 Platinum Re UK shall keep and maintain proper books and records wherein shall be recorded all business transacted by it on behalf of St. Paul Re UK and shall retain such books and records as may be required by applicable law or in accordance with the record retention policies of St. Paul Re UK, whichever is longer. All records of Platinum Re UK relating to the business of St. Paul Re UK shall be open to inspection by St. Paul Re UK or its representatives during regular business hours and Platinum Re UK shall provide copies of all such books and records as may be requested by St. Paul Re UK at the expense of Platinum Re UK.

6.       AGENCY FEE

         As compensation for its services under this Part of this agreement, Platinum Re UK shall receive an agency fee equal to 5% of the gross net written premiums produced by Platinum Re UK for St. Paul Re UK. "Gross net written premiums" shall mean gross premiums less return premiums arising from reduction in rate, cancellation or otherwise less premiums paid for reinsurance which inures to the benefit of St. Paul Re UK.

7.       TERMINATION OF AGENCY ARRANGEMENTS

7.1 The provisions of this Part B of this agreement shall cease to have effect upon the later of receipt by Platinum Re UK of the Authorisation and the first anniversary of the completion of the Public Offering.

7.2 In the event that the Authorisation shall not have occurred by the first anniversary of the completion of the Public Offering, this agreement (and not, for the avoidance of doubt, merely the provisions of this Part of this agreement) shall terminate in its entirety (save for the provisions in Clause 14), neither Party shall have any liability to the other save to the extent that the same may have arisen prior to such termination and Platinum Re UK shall cease to have any authority to act on behalf of St. Paul Re UK.

                        PART C - UNDERWRITING MANAGEMENT

8.       CONDITION

         The provisions of this Part C of this agreement shall take effect upon the receipt by Platinum Re UK of the Authorisation.

9.       SCOPE OF AUTHORITY

         Subject to the direction and control of St. Paul Re UK, Platinum Re UK is hereby authorised to take and shall undertake all customary and reasonable actions required on behalf of and in the name of St. Paul Re UK, including but not limited to negotiating, underwriting and executing on behalf of St. Paul Re UK renewal reinsurance contracts ("REINSURED CONTRACTS") in respect of the contracts specified in Schedule C attached hereto, subject to Clause 10.

10.      UNDERWRITING AGENCY

         Platinum Re UK shall on behalf of and at the direction of St. Paul Re UK underwrite renewals of the finite reinsurance contracts referred to in Schedule C attached hereto on such terms as may be specifically agreed to by St. Paul Re UK. With respect to the finite contracts of the classes specified on Schedule A or newly written under sub-clause
         4.2 of this Agreement, such contracts will be reinsured under the 100% Quota Share

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                                       7


         Retrocession Agreement (Non-traditional-A) between St. Paul Re UK and Platinum Underwriters Reinsurance Inc. dated [ ] (or on such other terms (including, where applicable, with Platinum Re UK as the reinsurer) as the Parties may from time to time agree). With respect to finite reinsurance contracts specified on Schedule B attached hereto, Platinum Re UK or, as applicable, Platinum Underwriters Reinsurance Inc. shall propose the terms for such reinsurance (including a fair market premium) to St. Paul Re UK for the one hundred per cent. (100%) quota share reinsurance to Platinum Re UK or, as applicable, Platinum Underwriters Reinsurance Inc. of such renewals and St. Paul Re UK may elect, at its sole discretion, whether or not to accept such reinsurance.

11.      REPORTS AND RECORDS

11.1 Platinum Re UK shall provide to St. Paul Re UK no later than thirty days after the end of each month, reports in a form agreed between the Parties, in hard copy and electronic form.

11.2 Platinum Re UK shall keep and maintain proper books and records wherein shall be recorded all business transacted by it on behalf of St. Paul Re UK and shall retain such books and records as may be required by applicable law or in accordance with the record retention policies of St. Paul Re UK, whichever is longer. All records of Platinum Re UK relating to the Reinsured Contracts of St. Paul Re UK shall be open to inspection by St. Paul Re UK or its representatives during regular business hours and Platinum Re UK shall provide copies of all such books and records as may be requested by St. Paul Re UK at the expense of Platinum Re UK.

12.      COSTS AND EXPENSES

         Platinum Re UK shall bear all charges and expenses incurred by it in underwriting and administering the business with respect to the Reinsured Contracts reinsured by Platinum Re UK, Platinum Underwriters Reinsurance Inc. or any of their affiliates pursuant to this Part C of this agreement. With respect to the scheduled services (in this clause, "Underwriting Services") provided hereunder for contracts not reinsured by Platinum Re UK, Platinum Underwriters Reinsurance Inc. or any of their affiliates, St. Paul Re UK shall pay to Platinum Re UK the "actual cost" to Platinum Re UK of performing such Underwriting Services (which shall consist of Platinum Re UK's direct and reasonable indirect costs), as the case may be, as certified in good faith by Platinum Re UK. For greater certainty, the Parties agree that "actual cost" will include any incremental and out-of-pocket costs incurred by Platinum Re UK in connection with the Underwriting Services, including the conversion, acquisition and disposition cost of software and equipment acquired for the purposes of providing the Underwriting Services and the cost of establishing requisite systems and data feeds and hiring necessary personnel.

8        13. TERM OF THE UNDERWRITING MANAGEMENT ARRANGEMENTS

         Subject to clause 8 above, the provisions of this Part C of this agreement shall continue until the third anniversary of the date hereof. St. Paul Re UK will have the option to renew the provisions of this Part C of this agreement for another two years upon written notice to Platinum Re UK no later than two months prior to the third anniversary of the date hereof.

                           PART D - FURTHER PROVISIONS

14.      UNDERWRITING SERVICES

         If St. Paul Re UK at any time so requests, Platinum Re UK shall renew on behalf of St. Paul Re UK any finite reinsurance contract to which St. Paul Re UK was a party prior to the date hereof provided that Platinum Re UK shall have no obligation to accept any retrocession of any such reinsurance contract and shall be entitled to receive reimbursement of costs and expenses on the same basis as in Clause 12.

15.      AUDIT RIGHTS

15.1 Uponreasonable prior notice, each Party shall have full access to any books and records maintained by the other Party and its affiliates insofar as reasonably necessary for the purposes of confirming amounts properly payable hereunder or satisfying any duty imposed hereby or resulting herefrom.

15.2 EachParty shall permit and co-operate with any inspection by the regulator or appointee of the regulator of the other Party in relation to the provision of any of the services hereunder.

15.3 As soon as reasonably practicable following any request (or, in the case of access required by the regulator of either Party, whether with or without notice being given by such regulator), access shall be provided to auditors, other nominated inspectors of that Party or the regulator or the appointee of the regulator to relevant facilities where records are maintained and provision shall be made for such auditors, other inspectors or the regulator or the appointee of the regulator to receive such assistance as they shall reasonably request in relation thereto.

15.4 In particular, each Party shall make available to the other Party all information, data and materials:

         (A) reasonably requested by that other Party so as to enable it to evaluate the appropriateness of any charges and expenses payable hereunder; or

         (B) requested by the regulator of that other Party or the appointee of such regulator in connection with any regulatory inspection.

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                                       9


15.5 Each Party acknowledges that an audit may be required for regulatory purposes and shall maintain all relevant records in such manner and to such standard as may reasonably be requested by the other Party for the purposes of compliance with any regulatory requirements.

16.      DATA PROTECTION AND BUSINESS INFORMATION

16.1 During the term of this agreement, the Parties shall ensure that they comply at all times with the provisions of the Data Protection Act 1998 and all related legislation, regulations and guidelines.

16.2    (A)  Each Party shall ensure that to the extent that it holds information which relates to the other Party's business it shall provide the other Party with such access to that information as is reasonably required for the other Party to carry on its business.

        (B) For the avoidance of doubt, neither Party shall be required under sub-clause (A) above to disclose any information which does not relate to the other Party's business.

17.      UNDERTAKINGS

17.1     Each of the Parties undertakes to the other Party to:

         (A) act in a prompt, business-like and diligent manner, in good faith and in such a way as does not bring the other Party's name into disrepute or damage the goodwill of the other Party's business;

         (B) comply with all applicable laws, bye-laws and the requirements of any governmental or regulatory authority relating to the performance of the Parties' respective obligations under this Part of this agreement;

         (C) comply with the terms and conditions of the Policies;

         (D) without prejudice to the generality of paragraphs (A) and (B) above, comply in all respects with the authorisations and registrations of the other Party under the Data Protection Act 1998; and

         (E) deal with requests or enquiries from the other Party promptly and efficiently (including, without limitation, with regard to the provision of information by Platinum Re UK to enable St. Paul Re UK to comply with its regulatory obligations).

17.2 Without prejudice to the generality of sub-clauses 17.1(A) and (B) above Platinum Re UK undertakes to St. Paul Re UK to comply in all respects with St. Paul Re UK's authorisation to carry on an insurance business in the United Kingdom for the purposes of the Financial Services and Markets Act 2000 and without limitation to permit the Financial Services Authority to have access to its premises and to deal with the Financial Services Authority in an open and co-operative way.

17.3 Platinum Re UK shall comply with all instructions and requests from St. Paul Re UK given or made for the purposes of the agency established hereunder or for the purposes of enabling St. Paul Re UK to supervise the discharge of such agency.

18.      ARBITRATION

18.1 All disputes and differences arising under or in connection with this contract shall be referred to arbitration under the Arbitration Rules of the A.I.D.A. Reinsurance and Insurance Arbitration Society of the UK ("ARIAS (UK)").

18.2 The Arbitration Tribunal shall consist of three arbitrators, one to be appointed by the Claimant, one to be appointed by the Respondent and the third to be appointed by the two appointed arbitrators.

18.3 The third member of the Tribunal shall be appointed as soon as practicable (and no later than 28 days) after the appointment of the two party-appointed arbitrators. The Tribunal shall be constituted upon the appointment of the third arbitrator.

18.4 The Arbitrators shall be persons (including those who have retired) with not less than ten years' experience of insurance or reinsurance within the industry or as lawyers or other professional advisers serving the industry.

18.5 Where a Party fails to appoint an arbitrator within 14 days of being called upon to do so or where the two party-appointed arbitrators fail to appoint a third within 28 days of their appointment, then upon application ARIAS (UK) will appoint an arbitrator to fill the vacancy. At any time prior to appointment by ARIAS (UK) the Party or arbitrators in default may make such appointment.

18.6 The Tribunal may in its sole discretion make such orders and directions as it considers to be necessary for the final determination of the matters in dispute. The Tribunal shall have the widest discretion permitted under the law governing the arbitral procedure when making such order or directions.

18.7     The seat of arbitration shall be London.

19.      MISCELLANEOUS

19.1 Neither Party may assign its rights under this agreement without the prior written consent of the other. Subject to the foregoing, this agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

19.2 This agreement may only be varied in writing signed by each of the Parties.

19.3     (A) No failure or delay on the part of either Party in exercising a right, power or remedy provided by this agreement or by law shall operate as a waiver of that right, power or remedy or a waiver of any other rights, powers or remedies.

         (B) No single or partial exercise of a right, power or remedy provided by this agreement or by law shall prevent further exercise of that right, power or remedy or the exercise of another right, power or remedy.

         (C) Except as otherwise provided herein, the rights, powers and remedies provided in this agreement shall be cumulative and not exclusive of any rights, powers or remedies provided by law.

19.4 If any provision of this agreement or any part of any such provision is held to be invalid, unlawful or unenforceable, such provision or part (as the case may be) shall be ineffective only to the extent of such invalidity, unlawfulness or unenforceability, without rendering invalid, unlawful or unenforceable or otherwise prejudicing or affecting the remainder of such provision or any other provision of this agreement.

19.5 The Parties hereto acknowledge that if any of the provisions of this agreement were not to be performed in accordance with their specific terms or were otherwise to be breached, irreparable damage would occur and damages would not be an adequate remedy. In the event of any such breach, the aggrieved Party shall be entitled, in addition to any other remedy at law or in equity, to specific performance of the terms hereof and immediate injunctive or other equitable relief, without the necessity of proving the inadequacy of money damages as a remedy or of posting any bond or other security.

19.6 The Parties do not intend that any term of this agreement shall be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this agreement.

19.7 Nothing in this agreement and no action taken by the Parties under this agreement shall constitute a partnership, association, joint venture or other co-operative entity between the Parties.

19.8 Nothing in this agreement shall oblige either Party to act in breach of the requirements of any law, rule or regulation applicable to it, including securities and insurance laws, written policy statements of securities commissions, insurance and other regulatory authorities, and the by-laws, rules, regulations and written policy statements of relevant securities and self-regulatory organisations.


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                                       12
20.      NOTICES

20.1 Any notice required or permitted to be given under this agreement shall be given in writing to the other Party at its address set out below:

         if to St. Paul Re UK, to:

         St. Paul Reinsurance Company Limited
         27, Camperdown Street,
         London, E1 8DS
         Fax number: 020 7488 6345
         marked for the attention of the Company Secretary

         if to Platinum Re UK, to:

         Platinum Re (UK) Limited
         52, Lime Street,
         London, EC3M 7NL
         Fax number: 020 7623 6610
         marked for the attention of the Company Secretary

         or to such other address or fax number, and marked for the attention of such other person, as may from time to time be notified by the relevant Party to the other Party.

20.2 Any such notice shall be sent by first class post or facsimile transmission (copied by post) or delivered by hand and shall be deemed to be served:

         (A) in the case of post, on the second business day after posting;

         (B) in the case of facsimile transmission, upon successful transmission (or, if the day of sending is not a business day in the place of receipt, at the opening of business on the first business day in the place of receipt thereafter); and

         (C) in the case of delivery by hand, upon delivery (or, if the day of delivery is not a business day in the place of receipt, at the opening of business on the first business day in the place of receipt thereafter).

21.      GOVERNING LAW

         This agreement shall be governed by and construed in accordance with English law.

22.      COUNTERPARTS

22.1 This agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

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                                       13

22.2 Each counterpart shall constitute an original of this agreement, but the counterparts shall together constitute but one and the same instrument.

                                   SCHEDULE A

                          FINITE REINSURANCE CONTRACTS

                          NON-DEFICIT BALANCE CONTRACTS

                  Transatlantic Re Replicat            Policy No. 003223021FXP

                  Bahamas First Triplicat              Policy No. 003356021FXP

                                   SCHEDULE B

                          FINITE REINSURANCE CONTRACTS

                            DEFICIT BALANCE CONTRACTS

                  Transatlantic Re Risk XS Layer 1:    Policy No. 003102011FXP

                  Transatlantic Re Risk XS Layer 2:    Policy No. 003103011FXP

                                   SCHEDULE C

                        UNDERWRITING MANAGEMENT BUSINESS



Transatlantic Re Replicat                            :  Policy No. 003223021FXP
Bahamas First Triplicat                              :  Policy No. 003356021FXP
Transatlantic Re Risk XS Layer 1                     :  Policy No. 003102011FXP
Transatlantic Re Risk XS Layer 2                     :  Policy No. 003103011FXP
Any new finite business written under Clause 4.2 of this agreement.

IN WITNESS of which each of the Parties has executed this agreement on the day and year first above written.

SIGNED by                               )
for and on behalf of ST. PAUL           )
REINSURANCE COMPANY LIMITED             )
                                        )

SIGNED by                               )
for and on behalf of PLATINUM RE (UK)   )
LIMITED                                 )